Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807
PRESS RELEASE

WHITE MOUNTAINS ANNOUNCES COMPLETION OF ONEBEACON MERGER WITH
INTACT FINANCIAL

HAMILTON, Bermuda, September 28, 2017 -- White Mountains Insurance Group, Ltd. (NYSE: WTM) announced today the completion of the previously announced merger of OneBeacon Insurance Group, Ltd. (NYSE: OB) with a subsidiary of Intact Financial Corporation (TSX: IFC).

ADDITIONAL INFORMATION
White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol “WTM”. Additional financial information and other items of interest are available at the Company's web site located at www.whitemountains.com.